SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    September 26, 2001

Community Investment Partners, L.P.
(Exact Name of Registrant as Specified in Its Charter)
Missouri
(State or Other Jurisdiction of Incorporation)

000-18042	43-1531582
(Commission File Number)	(I.R.S. Employer Identification No.)
12555 Manchester Rd. St. Louis, Missouri 63131
(Address of Principal Executive Offices) (Zip Code)
(314) 515-2000
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, If Changed Since Last Report)

Item 5.   Other Events.

        Pursuant to the authority granted to it by the vote of its limited partners on October 4, 1999, Community Investment Partners, L.P. ("Registrant") filed a Certificate of Cancellation of Limited Partnership with the Secretary of State of Missouri on September 26, 2001. On such date, Registrant also filed a Form N-8F with the Securities and Exchange Commission to terminate its registration as an investment company under the Investment Company Act of 1940, as amended. Registrant's individual general partners are in the process of winding up Registrant's affairs and liquidating Registrant.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY INVESTMENT PARTNERS, L.P.
By:	CIP MANAGEMENT, L.P., LLLP, Its Managing General Partner
By:	CIP MANAGEMENT, INC., Its Managing General Partner
By:	/s/ Daniel A. Burkhardt
Daniel A. Burkhardt, President

Date: September 27, 2001